Filed pursuant to Rule 424(b)(5)
File No. 333-267893

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 21, 2022)

Up to US$11,750,000

Common Shares

Vision Marine Technologies Inc.

We have entered into an ATM Sales Agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity” or the “Sales Agent”), dated October 17, 2024, relating to the sale of our common shares offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares from time to time up to an aggregate offering price of up to US$11,750,000 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our common shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market to sell such our common shares. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of our common shares equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain commissions and expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common shares trade on the Nasdaq under the symbol “VMAR.” The last reported sale price of our common shares on the Nasdaq on October 15, 2024 was US$4.08 per share. For a more detailed description of our common shares, see the section entitled “Description of the Securities we are Offering” beginning on page S-17 of this prospectus supplement.

As of October 17, 2024, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately US$45.4 million based on 782,587  common shares outstanding, of which 26,865 shares were held by affiliates as of such date, and a price of US$60.1536 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. Accordingly, we are subject to the limitations set forth in General Instruction I.B.5 of Form F-3. During the 12-month period prior to and including the date of this prospectus supplement, we have offered or sold US$3,400,000 of securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement to which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million. As a result, we may sell up to US$11,753,133 of our common shares hereunder as of October 17, 2024.

We are an emerging growth company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See “Risk Factors” on page S-12 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus should carefully consider before deciding to purchase these securities.

Neither the SEC nor any state securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada.

ThinkEquity

The date of this prospectus supplement is October 17, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated December 21, 2022, are part of a registration statement on Form F-3 (File No. 333-267893) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus supplement, the term(s) “we”, “us”, “our”, “Company”, “our company”, and “our business” refer to Vision Marine Technologies Inc. and its consolidated subsidiaries, and “common shares” refer to our “Voting Common Shares – Series Investor 1” common shares, with no par value.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

All share and per share amounts in this prospectus (except where otherwise indicated) account for (i) a 1:15 reverse stock split of our common shares that occurred on August 22, 2024 and (ii) a 1:9 reverse stock split of our common shares that occurred on October 8, 2024.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying base prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying base prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended August 31, 2023, filed on November 29, 2023 and amended on April 5, 2024, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and accompanying base prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus supplement. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

General

We are in the business of designing and manufacturing electric outboard powertrain systems, powerboats and related technology and the renting of electric boats. We believe that our electric outboard powertrain systems are significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 96%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allow for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers. According to a June 2022 report from Allied Market Research, the global electric boat market will reach US$16.6 billion in 2031 up significantly from US$5 billion in 2021, growing at a compound annual growth rate of 12.9% from 2022 to 2031.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last two fiscal years 2023 and 2022, we manufactured 46 and 58 powerboats, respectively and, during our nine-month period ended May 31, 2024, we manufactured 12 power boats. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In an effort to improve air quality and protect local water habitats, cities and local municipalities are beginning to ban or restrict the use of gasoline- and diesel-powered boats from local waterways, lakes and rivers. For example, Teal Lake in Michigan, USA, bans the standard use of powerboat motors fueled by gasoline or diesel. This trend is beginning to take hold in other parts of the United States, including Washington state, which has provided clear examples of the harm that gasoline products cause on local waterways, and New Hampshire, where the Department of Safety has published restrictions on the use of gasoline and diesel-powered boats across its state.

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring EB Rental Ltd. (“EBR”), an entity that rents electric boats at two marinas in California. In addition to generating revenues from the rental of our powerboats, EBR builds brand awareness and acts an open-water showroom for potential buyers. In April 2024, we sold our electric boat rental facility located in Newport Beach, California to Stratégies EB Inc., a related party, for $1,089,302, but we continue electric boat rental operations in Ventura, California and Palm Beach, Florida.

Our Electric Outboard Powertrain Systems

A powertrain system is a vehicle’s infrastructure that converts energy into movement. In an electric boat, that infrastructure starts at the battery pack, continues with an inverter, goes to the motor and ends with the propeller. Electric powertrains have less moving parts than powertrains for boats with an internal combustion engine and, as a result, tend to break less and require less complex servicing.

The efficiency of a powertrain system determines the range of a boat on a single battery charge and the speed at which the boat operates. We find existing electric powertrain systems unsatisfactory because of their insufficient yields and limited power range. In 2015, we decided to research technology to take advantage of this vacuum and develop an in-house system, relying on existing third-party components where possible. Our electric powertrain is designed to have 180 hp (horsepower) and 236 ft.lb at 96% efficiency. Furthermore, the electric powertrain system will be liquid cooled as compared to air cooled.

In October 2021, we entered into a manufacture and supply agreement with Linamar Corporation, a provider of manufacturing solutions and a developer of highly engineered products. Under the terms of the agreement, we intend for McLaren Engineering, Linamar’s technology and product development team for its advanced mobility segment, to manufacture and assemble our E-Motion™ technology through testing, parts, tooling development, and designing the union assembly for mass production of our electric powertrain at Linamar’s facility in Canada.

Once we have scaled up the production of our electric powertrain, we intend for the Linamar Corporation to produce our electric powertrain for mass commercialization. Although we believe that we can produce up to 300 electric powertrains per year in our current facilities in addition to producing 150 boats per year, we believe that contracting out the production of the electric powertrains will allow us to dedicate more time and resources to the development of additional electric powertrains.

The production of our electric powertrains will consist of assembling components from third parties, including battery packs, inverters and high-efficiency motors. We intend to use advanced batteries primarily from two suppliers, Octillion and Neogy, but as we are able to use a wide range of batteries we could use other suppliers. We will source the inverters from UQM (Danfoss Editron) and motors from UQM (Danfoss Editron).

We have received governmental support in connection with our development of electric powertrains. During the nine-month period ended May 31, 2024, the Company recognized $45,792 in grants and investment tax credits. In our 2023, 2022 and 2021 fiscal years, we recognized grants and investment tax credits amounting to $232,882, $1,458,632 and $921,658, respectively, of which $144,032, $1,408,840 and $859,516, respectively, is presented against research and development expenses.

In July 2022, we launched a partnership with Group Beneteau to integrate our outboard motors onboard several models across Group Beneteau’s brand portfolio. In August 2023, our outboard powertrain was included in the boat that broke our previously held world record speed for an all-electric boat when it achieved a speed of 116 mph. In October 2023, we announced the delivery of our E-Motion™ electric powertrain technology to Groupe Beneteau, Four Winns to be the inaugural electric motors integrated on the Four Winns H2e Bowrider. Group Beneteau has announced that they intend for its other brands to also use this technology both in North America and Europe.

Specifications of our First Outboard Electric Powertrain

Specifications of our first outboard electric powertrain:

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. We set out below the current specifications of this outboard electric powertrain.

Maximum power	180 HP, 135 kW
Max torque	250 ft.lb, 340 Nm
Continuous power	90 kW
Voltage	650 V
Efficiency	96%
Weight	413 Lbs., 188 kg
Lithium Battery	60 - 420 kW
Shaft Length	S – XL
Cooling	Water

Control	Can bus

As we develop our electric powertrain systems, we envisage a 335-horsepower version of our electric outboard engine to be released.

Our Powerboats

We manufacture four models of electric powerboats and are preparing to launch a fifth model. Each model is available in different standard variations or may be customized according to a purchaser’s specifications.

	Bruce 22	Volt 180	Fantail 217	Quietude 156	Phantom

Starting Price	$73,995	$44,995	$49,995	$35,495	$19,123 - $38,252
E-Propulsion Power	5 HP	5 HP	5 HP	5 HP	5 HP
E-Motion Power	180 HP	180 HP	n/a	n/a	n/a
Capacity	5-8 passengers	10 Canada, 14 US	8-10 passengers	4 passengers	10 passengers
Dry Weight	1088 Kg (2400 pounds)	720 kg (1600 pounds)	775 kg (1705 lbs.)	800lbs	1,072Ibs
Hull Material	Fiberglass	Fiberglass (Infusion Sandwich)	Fiberglass	Fiberglass	Roto molding
Overall Length	6.7 m (22′)	5.4 m (17’9”)	6.6 m (21’7”)	4.7 m (15’6”)	5.03 m (16’6”)
Overall Width	2.08 m (6’6”)	2.13 m (7’)	2.03 m (6’8”)	1.5 m (4’11”)	1.89 m (6’ 0”)
Draft	0.45 m (18”)	0.30 m (12”)	0.43 m (20”)	0.18 m (8”)	0.305 m (12”)
Homologation	USA, Canada, EU	USA, Canada, EU	USA, Canada, EU	USA, Canada, EU	USA, Canada, EU

Woodwork	Mahogany, Teak	Synthetic	Synthetic	Synthetic	n/a

Propulsion	E-Motion	E-Propulsion	E-Propulsion	E-Propulsion	n/a
Battery Type	Lithium ion	Lithium ion	Lithium ion	Lithium ion	Lithium ion

For each of our boats, our consumers are able to customize certain aspects including color (for the hull, striping, interior and deck), radio and covers and other storage options. In addition, there are customizations that are just available for some boat models, including propulsion and batteries.

Bruce 22

Reaching speeds of up to approximately 41 miles per hour (66 kph), the Bruce 22 is our flagship boat. We did not sell any Bruce 22s in our 2023 and 2022 fiscal years, nor during the nine-month period ended May 31, 2024.

Volt 180

Reaching speeds of up to approximately 30 miles per hour (48 kph), the Volt 180 is a powerful boat that can be used for various watersports. In our 2023 and 2022 fiscal years, we sold 19 and 20 Volt 180s, respectively, and sold 5 units during the nine-month period ended May 31, 2024.

Fantail 217

We designed the Fantail 217 with a view towards relaxation rather than speed. The Fantail 217 starts at $49,995, seats up to ten people and has a maximum speed of approximately 10 miles per hour (6 kph). In our 2023 and 2022 fiscal years, we sold 22 and 31 Fantail 217s, respectively, and sold 5 units during the nine-month period ended May 31, 2024.

Quietude 156

As the name suggests, we designed the Quietude 156 with an eye towards tranquility over speed or power. The Quietude 156 starts at $35,495, seats four passengers and reaches a top speed of approximately 6 miles per hour (10 kph). In our 2023 and 2022 fiscal years, we sold 2 and 7 Quietude 156s, respectively, and sold 1 unit during the nine-month period ended May 31, 2024

Phantom

We designed the Phantom specifically for the boat rental market. The Phantom starts at $19,123 for the hull only, seats up to ten passengers and reaches a top speed of approximately 6 miles per hour (10 kph). The Phantom is made out of recyclable plastic and is US Coast Guard approved. We launched the Phantom in our 2023 fiscal year and have taken orders for up to 50 Phantoms but have not delivered any as of the date of this prospectus supplement.

Sales

We envision that, if we are able to commercialize and mass produce our electric powertrains, a large majority of our revenue will be generated from the sale of our electric powertrains. Although we have yet to commercialize our electric powertrains, we have received non-binding letters of intent from Original Equipment Manufacturers (“OEMs”) for the purchase of such powertrains.

In our 2023 and 2022 fiscal years, we generated approximately 29% and 35%, respectively, of our revenue from the sale of our electric powerboats. In our 2023 fiscal year we sold 46 of our electric powerboats for revenue of $1,612,699, and in our 2022 fiscal year, we sold 58 of our electric powerboats for revenue of $2,557,086. In the nine-month period ended May 31, 2024, we sold 13 of our electric powerboats for revenue of $840,188. Our sales are to retail customers and operators of rental fleets of powerboats.

Sales of New Powerboats to Retail Purchasers

We sell our powerboats to retail purchasers. In our 2023 and 2022 fiscal years, we sold 14 and 21 powerboats to retail customers, respectively, which was approximately 30% and 36%, respectively, of all sales in those periods. In the nine-month period ended May 31, 2024, we sold 7 powerboats to retail customers which was approximately 54% of all sales in the period.

Sales of Fleets of New Powerboats

We sell our powerboats to persons and entities operating fleets of rental boats. In our 2023 and 2022 fiscal years, we sold 7 and 17 powerboats to rental fleet operators, respectively, which was approximately 15% and 29% of all of our sales, respectively, in such years. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats.

In October 2022, we announced a partnership with Nautical Ventures Group (“Nautical”), whereby Nautical will be the sole and exclusive distributor of the Phantom in the United States. The non-binding memorandum of understanding with Nautical includes Nautical’s agreement to purchase a minimum of 50 Phantom boats.

Rentals

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring 7858078 Canada Inc., an entity that rents electric boats at the Lido Marina Village in Newport, California through its wholly -owned subsidiary, EB Rental, Ltd. We acquired this business for approximately $9,020,000, of which $5,546,000 was paid in cash and $3,474,000 of which was paid in the form of 284,495 common shares. At the time of the acquisition, our Chief Executive Officer was an affiliate of 7858078 Canada Inc.

On April 1, 2023, we opened our second electric boat rental operation in Portside Ventura, California, located at 1196 Portside Drive through EB Rental Ventura Corp., a wholly-owned subsidiary of 7858078 Canada Inc. The new rental operations serve multiple purposes, including testing, validating, and training for west coast boat manufacturers. We plan to use the facility to evaluate and provide training on our fully electric E-Motion™ 180E propulsion system and outboard technology.

On December 6, 2023, we opened our third electric boat rental operation in Palm Beach, Florida, located at 200 E. 13th Street, Riviera Beach through EBR Palm Beach Inc., our wholly-owned subsidiary of 7858078 Canada Inc.

On April 25, 2024, we sold 100% of the shares of EB Rental, Ltd., which previously facilitated our electric boat rental operations located in Newport Beach, California, to Stratégies EB Inc. for $1,089,302. At the time of the sale, Stratégies EB Inc. was a related party because its controlling shareholder was a member of management of EB Rental, Ltd. prior to its sale. As of the date of this prospectus supplement, we continue to own and operate our electric boat rental operations in Ventura, California and Palm Beach, Florida. In addition, we are currently in the process of opening a new electric boat rental facility in Dania Beach, Florida.

Competitive Advantages & Operational Strengths

We face competition from manufacturers of:

(i)	electric powertrain systems that sell to OEMs,

(ii)	traditional fossil fuel-powered recreational powerboats in general; and

(iii)	electric recreational powerboats in particular.

We intend to sell our electric powertrains to OEMs for use in their boats. We are currently aware of one company (Torqeedo) that produces electric powertrains for OEMs, and as a result we believe that there is a viable and meaningful market opportunity in this market for us. Although, we believe that our electric powertrain systems are more efficient and powerful than current offerings on the market, our competitors, including Torqeedo, may have greater resources than we do and OEMs may find their designs or price to be more attractive than ours. Even if we produce electric powertrains and sell them to OEMs, other competitors may enter the field or the OEMs may decide to produce their own powertrains and cease purchasing ours.

The recreational powerboat industry is highly competitive for consumers and dealers. Competition affects our ability to succeed in the markets we currently serve and new markets that we may enter in the future. Some potential purchasers of powerboats may not have a preference as to whether they will purchase electric powerboats or fossil fuel powered ones. To that end, we compete with several large manufacturers, such as Brunswick Corporation, MasterCraft Boat Holdings, Inc. and Correct Craft, that produce fossil fuel powerboats and have greater financial, marketing and other resources than we do. To the extent that OEMs incorporate our electric powertrains into their boats, those boats will also compete with traditional fossil fuel powerboats. We compete with large manufacturers who are represented by dealers in the markets in which we now operate and into which we plan to expand. We also compete with a wide variety of small, independent manufacturers. Competition in our industry is based primarily on brand name, price and product performance.

The electric recreational powerboat market is evolving and companies within it must be able to adapt without jeopardizing the timing, quality or quantity of their products. We deem our principal competitors within this market to be Duffy Electric Boat Company, Elctracraft, Pender Harbour, Elco Motor Yachts Company (formerly known as Launch Electric Company), Budsin Wood Craft, Ruban Bleu Electric Boats, Frauscher Boats and Boote Marian GmbH. In addition to the matters mentioned above, we compete with other manufacturers of recreational electric boats on technological developments (such as powertrain efficiency, life of batteries and battery use per charge) and partnerships with battery and motor suppliers. As electric boat technology improves, we anticipate that more manufacturers will market competing products. As they do, we expect that we will experience significant competition.

We believe the primary competitive factors in our market include but are not limited to:

•	technological innovation;

•	product quality and safety;

•	service options;

•	product performance;

•	environmental friendliness;

•	design and styling; and

•	brand perception.

Most of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Most of our competitors have more extensive customer bases and broader customer and industry relationships than we do. In addition, many of these companies have longer operating histories and greater name recognition than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing options on their powerboats and also have the ability to market powerboats at a substantial discount, provided that the boats are financed through their affiliated financing company. We do not currently offer any form of direct financing on our boats. The lack of direct financing options and the absence of customary boat discounts could put us at a competitive disadvantage.

We might not be able to compete successfully in our market. If our competitors introduce new powertrains, powerboats or services that compete with or surpass the quality, price or performance of our powertrains, powerboats or services, we may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

Despite these risks, we believe that our experience, production capability, product offering and management give us the ability to successfully operate in the recreational electric powerboat market in a way that our competitors cannot. In particular, we believe that we have a number of competitive advantages, including:

•	technological innovation: we have demonstrated our capacity to develop our own products through research and development by introducing the Volt 180, which held the speed record for a certified electric boat. Subsequently, we partnered with Hellcat Powerboats LLC to include our outboard powertrain in the boat that achieved a world record speed of 109 mph for an all-electric boat. We believe that the technological design of our electric powertrain will provide efficiency at a price that our competitors will not be able to match.

•	product performance: the efficiency of our powertrain systems provides the boats they are in greater speed and range than comparable electric boats, results that are magnified when combined with our ultra-hydrodynamic hull designs.

•	certification: unlike some of our competitors, our boats are certified by the U.S. Coast Guard and the Canadian Coast Guard in Canada and meet the European Union’s imported manufactured products standards. We intend to have such certification for our electric powertrain systems as well as that of the ABYC and to receive CE marking indicating their conformity with health, safety, and environmental protection standards within the European Economic Area.

•	product price: although the price of our boats depends on the customer’s specifications, we believe that our products are competitively priced across all models and with all customizations.

•	management expertise: our founders have extensive experience in offshore power boating and are aware of what is required by customers in regard to power and efficiency of outboard electric powertrain systems. The inherent reputation of our management team over 25 years has built our brand for quality and technologically advanced products.

Strategy

As a designer, manufacturer, and marketer of premium electric boats and electric powertrain systems, we strive to design new and innovative products that appeal to a broad customer base. Since fiscal 2014, we have successfully launched a number of new products and features with best-in-class quality leading to increased sales and significant margin expansion. Furthermore, our unique product development process enables us to offer products with innovative offerings that we believe will be difficult for our competitors to match without significant additional capital investments, most notably our outboard electric powertrain system.

We are developing innovative electric outboard powertrain systems designed to enable us to capture market share, as the outboard powertrain industry moves to electric powertrain outboard motors to comply with local green initiatives. Total retail orders of outboard engines were US$2.9 billion in 2018, and Blueweave Research estimates that global electric boat market will reach US$18 billion by 2026.

We sell our electric boats to retail customers as well as to boat clubs and boat rental operations. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We plan to further expand our sales by offering our products via third-party dealerships and by attending more tradeshows. As we launch our innovative electric outboard powertrain systems, we will directly market to OEMs of boats, thereby leveraging their support and distribution systems. We will market our electric powertrains to the OEMs by attending trade shows, inviting the OEMs to test the electric outboard powertrains on a prototype boat, introducing the electric powertrain using social media avenues and advertising the electric powertrain systems in trade journals.

We will continue to implement a number of initiatives to reduce our cost base and to improve the efficiency of our manufacturing process. Additionally, we have fostered a culture of operational improvement within our workforce, which will lead to further operational efficiencies. Finally, we intend to invest in further research and development to ensure that we develop innovative electric powertrain systems thus expanding the number of OEMs that will use our products.

We intend to increase our international sales and expand our network of international distributors and dealers.

Corporate Information

Our principal executive offices are located at 730 Boulevard du Curé-Boivin, Boisbriand, Québec J7G 2A7, Canada. Our telephone number is (450) 951-7009.

The Offering

Common shares offered by us:	Up to 2,879,902 common shares, after giving effect to the assumed sale of US$11,750,000 of our common shares at a price of US$4.08 per share, which was the closing price of our common shares on The Nasdaq Capital Market on October 15, 2024. The actual number of shares issued and sold, if any, will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of distribution:	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our common shares in the United States through the Sales Agent. See the section entitled “Plan of Distribution” on page S-21 of this prospectus supplement.

Common shares to be outstanding after this offering:	3,662,489 shares, based on the assumptions set out above under “Common shares offered by us”.

Use of proceeds:	We primarily intend to use any net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus supplement, no acquisition targets have been identified. See “Use of Proceeds” on page S-14.

Risk factors:	You should read the “Risk Factors” section beginning on page S-12 of this prospectus supplement, the “Risk Factors” section beginning on page 3 of the accompanying base prospectus, and the “Risk Factors” section in our Annual Report on Form 20-F for the year ended August 31, 2023 for a discussion of factors to consider before deciding to purchase our securities.

Market for the shares	Our common shares are quoted and traded on the Nasdaq Capital Market under the symbol “VMAR.”

The common shares to be outstanding after this offering is based on 782,587 shares outstanding as of October 15, 2024, plus common shares offered hereby. The common shares to be outstanding after this offering excludes the following:

•	10,285 common shares issuable upon the exercise of outstanding options outstanding as of October 15, 2024 with a weighted average exercise price (“WAEP”) of US$557.82;

•	up to 48,153 common shares underlying 1,950 Series A Preferred Shares;

•	up to (i) 74,075 common shares underlying 3,000 Series B Preferred Shares and (ii) 21,165 warrants to purchase 21,165 shares of the Company’s common shares ;

•	41,953 common shares issuable upon exercise of other warrants outstanding as of October 15, 2024, with a WAEP of US$132.72; and

•	475 common shares issuable upon exercise of pre-funded warrants outstanding as of October 15, 2024.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above. The share amounts above account for (i) a 1:15 reverse stock split of our common shares that occurred on August 22, 2024 and (ii) a 1:9 reverse stock split of our common shares that occurred on October 8, 2024.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our annual report on Form 20-F for the fiscal year ended August 31, 2023, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risks Related to Our Securities and the Offering

If you purchase the common shares, you will experience immediate dilution as a result of this offering.

Since the price per share of our common shares being offered is substantially higher than the net tangible book value per share of our common shares, you will suffer immediate and substantial dilution in the net tangible book value of the common shares you purchase in this offering. After giving effect to the sale by us of common shares at the offering price of US per common share, if you purchase common shares in this offering, you will suffer immediate dilution of approximately $      per share in the net tangible book value of the common shares. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

We have been notified by Nasdaq that we are not in compliance with certain standards which Nasdaq requires listed companies meet for their respective securities to continue to be listed and traded on its exchange. If we are unable to regain compliance with such continued listing requirements, Nasdaq may choose to delist our securities from its exchange or may subject us to additional restrictions, which may adversely affect the liquidity and trading price of our securities.

Our securities are currently listed on Nasdaq Capital Market maintained by The Nasdaq Stock Market LLC (“Nasdaq”). On February 16, 2024, we received written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq notifying us that, based on the closing bid price of our common shares for the last 30 consecutive trading days, we no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of US$1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days. Pursuant to the Nasdaq Listing Rules, we were provided an initial compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Shares had to be at least US$1.00 (or US$9.00 per share accounting for the October 8, 2024 1:9 reverse stock split) for a minimum of 10 consecutive trading days prior to August 14, 2024, and we had to otherwise satisfy The Nasdaq Capital Market’s requirements for listing.

On August 15, 2024, we received a staff determination letter (the “Determination Letter”) from Nasdaq notifying us that we had not regained compliance with the Minimum Bid Price Requirement by August 14, 2024, and are not eligible for a second 180-day period due to our failure to comply with the minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market. The Determination Letter has no immediate effect on the listing of the Company’s common shares on the Nasdaq Capital Market. We filed a hearing request that automatically stayed the suspension and delisting action pending the hearing and the expiration of any additional extension period granted by the Nasdaq Hearing Panel (the “Panel”) following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the authority to grant an extension not to exceed 180 days from the date of the Determination Letter.

On October 3, 2024, we met with the Panel, and following such meeting it granted our request for the continued listing of our common shares on Nasdaq, subject to our evidencing compliance with all applicable criteria for initial listing on The Nasdaq Capital Market, and certain other interim conditions, which include the implementation of the October 8, 2024 1:9 reverse stock split and satisfaction of Nasdaq continued listing rules including the bid price rule for (i) a minimum of ten consecutive business days following October 8, 2024, and (ii) a minimum of twenty consecutive business days by or before November 4, 2024. There can be no assurances, however, that we will be able to satisfy the foregoing criteria for continued listing. Further, the Panel also advised us that it reserves the right to reconsider the terms of the foregoing based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our common shares on Nasdaq inadvisable or unwarranted. If we fail to regain compliance our common shares will be delisted from Nasdaq. Such a delisting would likely have a negative effect on the liquidity and market price of our common shares and may impair your ability to sell or purchase our common shares when you wish to do so.

If Nasdaq delists our common shares from trading on its exchange and we are not able to list our common shares on another national securities exchange, our common shares may be quoted on an over-the-counter market. However, if this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common shares are a “penny stock”, which will require brokers trading in such common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common shares;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our securities if our securities are de-listed from Nasdaq. Delisting would likely also reduce the visibility, liquidity and value of our securities, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our securities.

In an effort to regain compliance with the Minimum Bid Price Requirement, we recently enacted two reverse stock splits that had the practical effect of a 1:135 reverse stock split. We may need to enact additional reverse stock splits to regain compliance if fail to meet the Minimum Bid Price Requirement.

We enacted a 1-for-15 reverse stock split of our common shares on August 22, 2024 in an effort to regain compliance with Nasdaq’s Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Shares has to be at least US$1.00 per share for a minimum of 10 consecutive trading days and, at Nasdaq’s discretion, up to 20 consecutive trading days. Although following the reverse stock split, the Minimum Bid Price Requirement exceed the US$1.00 threshold for over 10 consecutive trading days, Nasdaq exercised its discretion to extend such compliance period, and the closing bid price for our common shares went below the Minimum Bid Price Requirement threshold of US$1.00 prior to regaining compliance.

In an effort to regain compliance with the Minimum Bid Price Requirement, we enacted a further reverse stock split of 1-for-9 on October 8, 2024. This action may not be sufficient to ensure that we maintain a minimum bid price for our common shares above US$1.00 for a minimum of twenty consecutive business days by or before November 4, 2024 as required by the Panel. If we have to enact a third reverse stock split to maintain compliance, we may not be able to do so prior to the November 4, 2024 deadline, the Panel may object to such a third reverse stock split or we may not have sufficient room for a reverse stock split as Nasdaq does not allow for reverse stock splits in a three-year period that aggregate to a total of greater than 1-for-250. Even if we enacted a third reverse stock split, the public markets could view any such future reverse stock split negatively, and the per share price of our common shares could be adversely affected.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

The market price of shares of our common shares has dropped dramatically and may continue to do so.

The market value of our common shares has dropped dramatically. By way of example, the closing price of our common shares on September 1, 2023, the first trading of our most recently completed fiscal year, has fallen from US$508.95 to US$4.5189 as of October 15, 2024, a fall of approximately US$504.43, or about 99.1%. If the per share price of our common shares further deteriorates, the value of any investment you have made, or may make, in our Company will correspondingly decline.

The common shares offered hereby will be sold in an “at the market offering”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell our common shares at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with the Sales Agent in any instruction to sell shares, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Anti-dilution protection provisions in some of our warrants will reset the exercise price of those warrants if we offer common shares below their current exercise price.

In connection with the sale of our Series B Preferred Shares, we issued 21,165 warrants to the purchasers of those Series B Preferred Shares. Those warrants contain anti-dilution provisions pursuant to which the exercise price of such warrants resets if we issue common shares below their then current exercise price. If we issue common shares in this offering below the then current exercise price of such warrants, then the exercise price of those warrants will be reduced, any proceeds that we receive from their exercise will be accordingly reduced and any dilution that our shareholders experience upon their exercise on a net tangible book value per share basis will increase.

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

We completed a capital raise of US$3.4 million in gross proceeds in September 2024 and will raise gross proceeds of up to US$11.75 million in this offering. Despite this influx of capital, our plans and expectations may require us to raise additional capital in the near future through the sale of common shares or securities convertible or exercisable for common shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders. For example, in our capital raise in September 2024 resulting in US$3.4 million in gross proceeds, we issued over 200% of the outstanding common shares prior to the raise. Assuming the sale of US$11,750,000 of our common shares at a price of US$4.08 per share, which was the closing price of our common shares on The Nasdaq Capital Market on October 15, 2024, we will issue 2,879,902 common shares in this offering, over 366% of our common shares prior to the offering.

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are offering common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. For example, in our capital raise in September 2024 resulting in US$3.4 million in gross proceeds, the market price of our common shares dropped from US$13.50 per common share the day of the announcement of such offering to US$7.02 the day following such announcement. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

USE OF PROCEEDS

There is no minimum offering amount required as a condition to close this offering, and as a result, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The sales commission that we will pay the Sales Agent varies from 7.5% for block trades over US$1,000,000 to 3.0% for all other sales, and as a result our net proceeds from this offering will depend on the type of sales made under this offering. We estimate that were we to sell all US$11,750,000 of common shares being offered by this prospectus supplement and prospectus, we would receive net proceeds of between approximately US$11.1 million and US$10.6 million, after deducting estimated offering expenses of between approximately US$625,000 and US$1,122,500, including Sales Agent fees.

We intend primarily to use the net proceeds from this offering for general corporate purposes and working capital, including for inventory management, general and administrative expenses and prosecuting patent applications relating to our E-Motion™ electric powertrain technology. We may also use a portion of the net proceeds from this offering for acquisitions or strategic investments in complementary businesses or technologies, however as of the date of this prospectus supplement, no acquisition targets have been identified. We anticipate using a portion of the net proceeds from this offering for payment of a waiver of a “tail” and right of first refusal pursuant to a prior financing.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Our management will have discretion in the application of the net proceeds from this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our unaudited capitalization as of May 31, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 690,867 common shares since June 1, 2024, the receipt of net proceeds from the sale of common shares of approximately $3.5 million and the extinguishment of approximately $1.1 million of liabilities in connection with such issuances; and

●

on a pro forma as adjusted basis to further reflect the issuance and sale of 2,879,902 common shares by us in this offering at an assumed offering price of US$4.08 per common share, the closing price of our common shares on The Nasdaq Capital Market on October 15, 2024, for net proceeds of $15 million after deducting Sales Agent fees and estimated offering expenses payable by us.

			Pro Forma
	Actual	Pro Forma	as Adjusted
Shareholders’ Equity	(Unaudited)	(Unaudited)	(Unaudited)
Cash and Cash Equivalents	341,308	3,873,963	18,883,375

Current portion of long-term debt	61,642	61,642	61,642
Long-term debt	138,017	138,017	138,017

Capital Stock: common shares, no par value per share, unlimited common shares authorized, 91,720 common shares outstanding on an actual basis, 782,587 common shares outstanding on a pro forma basis and 3,662,489 common shares outstanding on a pro forma as adjusted basis	52,494,758	57,644,293	72,653,705
Contributed Surplus	12,052,687	12,052,687	12,052.687
Accumulated other comprehensive income	1,130,252	1,130,252	1,130,252
Retained Earnings/(Deficit)	(61,956,734)	(62,445,592)	(62,445,592)
Total Shareholders’ Equity	3,720,963	8,381,640	23,391,052
Total Capitalization and Indebtedness	3,920,622	8,581,299	23,590,711

The common shares to be outstanding after this offering is based on 782,587 shares outstanding as of October 15, 2024, plus common shares offered hereby. The common shares to be outstanding after this offering excludes the following:

•	10,285 common shares issuable upon the exercise of outstanding options outstanding as of October 15, 2024 with a weighted average exercise price (“WAEP”) of US$557.82;

•	up to 48,153 common shares underlying 1,950 Series A Preferred Shares;

•	up to (i) 74,075 common shares underlying 3,000 Series B Preferred Shares and (ii) 21,165 warrants to purchase 21,165 shares of the Company’s common shares;

•	41,953 common shares issuable upon exercise of other warrants outstanding as of October 15, 2024, with a WAEP of US$132.72; and

•	475 common shares issuable upon exercise of pre-funded warrants outstanding as of October 15, 2024.

There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for our Pro Form As Adjusted estimates assumes that we sell all US$11,750,000 of common shares being offered by this prospectus supplement and prospectus at substantially the same time. Additionally, the sales commission that we will pay the Sales Agent varies from 7.5% for block trades over US$1,000,000 to 3.0% for all other sales, and as a result our net proceeds from this offering will depend on the type of sales made under this offering. We have assumed that none of the sales made under this offering are block trades. Our Pro Form As Adjusted data could be significantly different if we do not sell all of the US$11,750,000 of common shares offered hereby, if such sales do not occur at substantially the same time or if some or all of the sales hereunder are block trades.

The share amounts above account for (i) a 1:15 reverse stock split of our common shares that occurred on August 22, 2024 and (ii) a 1:9 reverse stock split of our common shares that occurred on October 8, 2024.

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per common share and the net tangible book value per common share after this offering. Dilution results because the offering price per common share is substantially in excess of the net tangible book value per common share attributable to the shareholders of our presently outstanding common shares.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of May 31, 2024 was $1,607,452 in deficit, or -$17.53 per common share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of outstanding common share as of May 31, 2024, adjusted for the 1-for-15 reverse stock split which occurred on August 22, 2024 and for the 1-for-9 reverse stock split which occurred on October 8, 2024.

After giving effect to the issuance of 690,867 common shares since June 1, 2024, net proceeds of approximately $3.5 million from the sale of common shares and the extinguishment of approximately $1.1 million of liabilities in connection with such issuances (the “Post-May 31, 2024 Issuances”), our pro forma net tangible book value as of May 31, 2024 would have been approximately $3.1 million, or approximately $3.96 per common share, based on 782,587 common shares outstanding on a pro forma basis.

After giving effect to the Post-May 31, 2024 Issuances and the additional proceeds we will receive from this offering and the shares to be issued in connection therewith (assuming that we issue and sell 2,879,902 common shares in this offering at substantially the same time at an assumed offering price of US$4.08 per common share, the closing price of our common shares on The Nasdaq Capital Market on October 15, 2024), our pro forma as adjusted net tangible book value as of May 31, 2024 would have been approximately $18.1 million, or approximately $4.94 per common share, based on common shares outstanding on a pro forma as adjusted basis.

Dilution is determined by subtracting pro forma as adjusted net tangible book value per shares from the assumed offering price of US$4.08 per common share, the closing price of our common shares on The Nasdaq Capital Market on October 15, 2024 (or approximately $5.50 converted into Canadian dollars at US$1.00 = $1.3491, the high US$ to CAD exchange rate on August 31, 2024 as reported by the Bank of Canada) and after deducting the Sales Agent’s fees and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after May 31, 2024 other than to give effect to the Post-May 31, 2024 Issuances and the sale of the common shares offered in this offering, at an offering price of US$4.08 after deducting the Sales Agent’s fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of May 31, 2024 would have been approximately $18.1 million, or $4.94 per common share. This represents an immediate increase in net tangible book value of $0.98 per common share to the existing shareholders and an immediate dilution in net tangible book value of $0.56 per common share to investors purchasing securities in this offering. The following table illustrates such dilution

Offering price per common share	$5.50
Net tangible book value per share as of May 31, 2024	$(17.53)
Pro forma as adjusted net tangible book value as of May 31, 2024	$3.96
Pro forma as adjusted net tangible book value per share after this offering	$4.94
Dilution per share to new investors in this offering	$0.56

To the extent that we issue additional common shares in the future, there will be further dilution to new investors participating in this offering.

The 3,662,489 common shares to be outstanding after this offering is based on 782,587 shares outstanding as of October 15, 2024, plus common shares offered hereby. The common shares to be outstanding after this offering excludes the following:

•	10,285 common shares issuable upon the exercise of outstanding options outstanding as of October 15, 2024 with a weighted average exercise price (“WAEP”) of US$557.82;

•	up to 48,153 common shares underlying 1,950 Series A Preferred Shares;

•	up to (i) 74,075 common shares underlying 3,000 Series B Preferred Shares and (ii) 21,165 warrants to purchase 21,165 shares of the Company’s common shares;

•	41,953 common shares issuable upon exercise of other warrants outstanding as of October 15, 2024, with a WAEP of US$132.72; and

•	475 common shares issuable upon exercise of pre-funded warrants outstanding as of October 15, 2024.

There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for calculating our Pro Form As Adjusted dilution amounts assumes that we sell all US$11,750,000 of common shares being offered by this prospectus supplement and prospectus at substantially the same time. Additionally, the sales commission that we will pay the Sales Agent varies from 7.5% for block trades over US$1,000,000 to 3.0% for all other sales, and as a result our net proceeds from this offering will depend on the type of sales made under this offering. We have assumed that none of the sales made under this offering are block trades. Our Pro Form As Adjusted data could be significantly different if we do not sell all of the US$11,750,000 of common shares offered hereby, if such sales do not occur at substantially the same time or if some or all of the sales hereunder are block trades.

The share amounts above account for (i) a 1:15 reverse stock split of our common shares that occurred on August 22, 2024 and (ii) a 1:9 reverse stock split of our common shares that occurred on October 8, 2024.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering up to US$11,750,000 of our common shares. The Sales Agent may sell our common shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Common Shares

A description of the common shares that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Shares,” starting on page 11 of the accompanying base prospectus. As of October 15, 2024, we had 782,587 outstanding common shares.

TAXATION

Canadian Federal Income Tax Considerations for Non-Canadian Holders

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, offered securities pursuant to this offering and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations, or, collectively, the Canadian Tax Act, (1) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (2) deals at arm’s length with us; (3) is not affiliated with us; (4) does not use or hold, and is not deemed to use or hold, offered securities in a business carried on in Canada; (5) has not entered into, with respect to the offered securities, a “derivative forward agreement” as that term is defined in the Canadian Tax Act and (6) holds the offered securities as capital property (a “Non-Canadian Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended, or the Canada-U.S. Tax Treaty, publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof the (“Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder and no representation with respect to the Canadian federal income tax consequences to any particular Non-Canadian Holder or prospective Non-Canadian Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult with their own tax advisors for advice with respect to their own particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the offered securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares). We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of an offered security, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the offered securities are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the offered securities will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the offered securities are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes Nasdaq unless at any particular time during the 60-month period that ends at that time:

•	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and

•	more than 50% of the fair market value of the offered securities was derived, directly or indirectly, from one or any combination of : (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, offered securities could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder’s capital gain (or capital loss) of a disposition or deemed disposition of offered securities that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) generally will be computed and taxed as though the Non-Canadian Holder were a resident of Canada for purposes of the Canadian Tax Act. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of offered securities by filing a tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose offered securities may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of the offered securities by a U.S. holder (as defined below) that holds offered securities as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their offered securities as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of the offered securities.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of offered securities that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of offered securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding offered securities and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in the offered securities.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Offered Securities” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our common shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our common shares are readily tradable on an established securities market in the United States, (2) we are neither a passive foreign investment company (as discussed below) nor treated as such with respect to the U.S. Holder for our taxable year in which the dividend is paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements, and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, common shares generally are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market, as our common shares are expected to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares.

Sale or Other Disposition of Offered Securities

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of offered securities in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such offered security. Any capital gain or loss will be long-term if the offered securities have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations. U.S. holders are advised to consult its tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of offered securities.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the common shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of common shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the common shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income; and

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election. Since we plan to have our common shares listed on the Nasdaq, and provided that the common shares will be regularly traded on the Nasdaq, a U.S. holder holds common shares will be eligible to make a mark-to-market election if we are or were to become a PFIC. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of common shares held at the end of the taxable year over the adjusted tax basis of such common shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the common shares over the fair market value of such common shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the common shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the common shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our common shares may continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

Dividends that we pay on our common shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. holder owns our common shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-

Information Reporting

Certain U.S. holders may be required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of offered securities. Each U.S. holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE OFFERED SECURITIES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to US$11,750,000 of our common shares through or to the Sales Agent as sales agent or principal. This summary of the material provisions of the Sales Agreement set forth herein does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K dated the date of this prospectus supplement and incorporated into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below. Sales of our common shares, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common shares to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct the Sales Agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

Under the terms of the Sales Agreement, in no event will we issue or sell through the Sales Agent such number or dollar amount of common shares that would (i) exceed the number or dollar amount of common shares registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued common shares, (iii) exceed the number or dollar amount of common shares permitted to be sold under Form F-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of common shares for which we have filed a prospectus supplement to the Registration Statement.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our common shares. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. Notwithstanding the foregoing, if the Sales Agent arranges one or more block trade sales of our common shares under the Sales Agreement for gross proceeds of US$1,000,000 or more (each, a “Block Trade”), then we will pay the Sales Agent a commission equal to 7.5% of the aggregate gross proceeds of each Block Trade. We also have agreed to reimburse the Sales Agent for all expenses incident to the performance of our obligations under the Sales Agreement including, without limitation, all fees, expenses and disbursements relating to due diligence matters and the background checks of our officers and directors in an amount not to exceed US$10,000 in the aggregate, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones, in an amount not to exceed US$3,000, the fees and expenses of the Sale’s Agent’s legal counsel not to exceed US$152,000, and we shall reimburse the Sales Agent, upon request, for such costs, fees and expenses in an amount not to exceed US$7,500 on a quarterly basis for the first three fiscal quarters of each year and US$10,000 for the fiscal fourth quarter of each year. We have paid an expense deposit of US$20,000 to the Sales Agent, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the Sales Agent in connection with this offering. Because there is no minimum offering amount required as a condition to close this offering and because the amount of the sales commission differs if a sale is done as a block trade or not, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Unless the parties agree otherwise, settlement for sales of common shares will occur on the business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement, to sell our common shares. The obligations of the Sales Agent under the Sales Agreement to sell our common shares are subject to a number of conditions that we must satisfy. In connection with the sales of our common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to them will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate automatically upon the sale of all of our common shares subject to the Sales Agreement and this prospectus supplement or as otherwise permitted pursuant to the terms of the Sales Agreement. We and the Sales Agent may each terminate the Sales Agreement at any time upon ten day’s prior written notice.

We intend to report at least quarterly the number of common shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common shares during the relevant period.This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Regulation M Compliance

The Sales Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The Sales Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Sales Agent. Under these rules and regulations, the Sales Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

Market Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “VMAR”.

The transfer agent and registrar for our common shares in Canada and the United States is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

Other Relationships

From time to time, the Sales Agent and/or its affiliates have received or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. The Sales Agent has received, or may in the future receive, customary fees and commissions for these transactions. The Sales Agent acted as underwriter in our initial public offering that closed on November 27, 2020. On June 7, 2024, we entered into a strategic advisory agreement with the Sales Agent, pursuant to which the placement agreed to serve as our exclusive financial advisor in connection with a potential business combination transaction or other transactions (the “Strategic Advisory Agreement”). A non-refundable advisory fee equal to US$45,000 (the “Advisory Fee”) is payable at the Company’s first closing of a minimum gross financing amount of US$2,500,000. If during the term of the Strategic Advisory Agreement, or the 18 month period following the term of the agreement, a business combination is completed with a target company introduced by the Sales Agent, the Company shall pay the Sales Agent a cash fee equal to the greater of (i) 3% of the value of the business combination, and (ii) US$300,000 (the “Business Combination Fee”), which amount shall be reduced by the amount of the Advisory Fee, if any. In addition to any fees payable under the Strategic Advisory Agreement, the Company agreed to pay the Sales Agent for all reasonable travel and other out-of-pocket expenses incurred in connection with the agreement, including the preapproved and reasonable fees and expenses of the Sales Agent’s counsel and due diligence analysis not to exceed US$25,000. ThinkEquity also acted as our Sales Agent in our registered direct offering that closed on September 16, 2024. Except as disclosed in this prospectus supplement, we have no other present arrangements with the Sales Agent or any of its affiliates for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Ortoli Rosenstadt LLP, New York, New York, with respect to U.S. legal matters and by Dentons Canada LLP, Montreal, Quebec, with respect to Canadian legal matters. Cozen O’Connor LLP, Vancouver, British Columbia, are acting as counsel for the Sales Agent in this offering.

EXPERTS

The consolidated financial statements of Vision Marine Technologies Inc. as of August 31, 2023 and 2022 and for the three years in the period ended August 31, 2023 appearing in Vision Marine Technologies Inc.’s Annual Report on Form 20-F for the year ended August 31, 2023 and incorporated herein by reference, have been so included in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

We are subject to the information requirements of the Exchange Act relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. The reports and information we file in Canada are available to the public free of charge on SEDAR at www.sedar.com.

The Company makes available free of charge its annual, quarterly and current reports and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: Vision Marine Technologies Inc., 730 Boulevard du Curé-Boivin Boisbriand, Quebec J7G 2A7, Canada, Attention: Corporate Secretary; (450) 951-7009. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

The Company maintains its website at https://visionmarinetechnologies.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus supplement. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement. The information that we incorporate by reference in this prospectus supplement is deemed to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Form 6-K filed with the SEC on October 4, 2024;

●	Form 6-K filed with the SEC on September 16, 2024;

●	Form 6-K/A filed with the SEC on August 23, 2024;

●	Form 6-K filed with the SEC on August 20, 2024;

●	Form 6-K/A filed with the SEC on August 1, 2024;

●	Form 6-K filed with the SEC on July 15, 2024;

●	Form 6-K filed with the SEC on June 20, 2024;

●	Form 6-K filed with the SEC on June 3, 2024;

●	Form 6-K filed with the SEC on May 31, 2024;

●	Form 6-K filed with the SEC on May 22, 2024;

●	Form 6-K filed with the SEC on May 20, 2024;

●	Form 6-K filed with the SEC on May 7, 2024;

●	Form 6-K filed with the SEC on May 1, 2024;

●	Form 6-K filed with the SEC on April 26, 2024;

●	Form 6-K/A filed with the SEC on April 25, 2024;

●	Form 6-K filed with the SEC on April 15, 2024;

●	Form 20-F/A filed with the SEC on April 5, 2024;

●	Form 6-K filed with the SEC on March 8, 2024;

●	Form 6-K filed with the SEC on February 26, 2024;

●	Form 6-K filed with the SEC on February 8, 2024;

●	Form 6-K filed with the SEC on January 16, 2024;

●	Form 6-K/A filed with the SEC on December 26, 2023;

●	Form 6-K filed with the SEC on December 22, 2023;

●	Form 6-K filed with the SEC on December 5, 2023;

●	Our annual report on Form 20-F for the fiscal year ended August 31, 2023 filed with the SEC on November 29, 2023; and

●	The description of our common shares contained in our registration statement on Form 8-A filed on November 20, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with all amendments and reports filed for the purpose of updating that description.

In addition, this prospectus supplement shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus supplement. We may also incorporate by reference into this prospectus supplement any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus supplement and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at:

Vision Marine Technologies Inc.
Attention: Corporate Secretary
730 Boulevard du Curé-Boivin Boisbriand,

Québec J7G 2A7, Canada
(450)-951-7009

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Prospectus

VISION MARINE TECHNOLOGIES INC.

US$50,000,000

Common Shares

Preferred Shares

Warrants

Units

Vision Marine Technologies Inc. (“we”, “us”, “our”, “Vision Marine” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), preferred shares (“Preferred Shares”), warrants (“Warrants”) and units (“Units”) of the Company or any combination thereof (collectively, the “Securities”). The aggregate offering price of the Securities that we may offer and sell under this Prospectus shall not exceed US$50,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, and any other terms specific to the Common Shares being offered, (ii) in the case of Preferred Shares, the offering price, the designation, and other terms specific to the Preferred Shares being offered (iii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iv) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Securities comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

i

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Our Common Shares are listed and posted for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VMAR”. On December 12, 2022 (the last trading day prior to the date of this Prospectus), the closing price of the Common Shares on the Nasdaq was US$5.18. Unless otherwise specified in the applicable Prospectus Supplement, any offering of the Preferred Shares, Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system.

As of December 12, 2022, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately US$25,572,511.80, based on 8,442,814 outstanding common shares, of which approximately 3,750,610 shares were held by affiliates, and a price of US$5.45 per share, which was the highest reported closing sale price of our common shares on the Nasdaq in the 60 days prior to such date. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this Prospectus and future filings. Please see “Prospectus Summary-Implications of Being an Emerging Growth Company.”

There is no market through which the Preferred Shares, Warrants or Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Vision Marine is incorporated and governed under the laws of the Province of Quebec, Canada, that a number of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See “Risk Factors” beginning on page 3 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 21, 2022.

ii

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement. References to this “Prospectus” include documents incorporated by reference therein. See “Documents Incorporated by Reference”. The information in or incorporated by reference into this Prospectus is current only as of its date. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to offer these Securities.

iii

PROSPECTUS SUMMARY

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows the Company to offer and sell any combination of the securities described in this Prospectus in one or more offerings. Using this Prospectus, we may offer up to a total dollar amount of US$50,000,000 of the Securities. All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated. All reference to “U.S. dollars”, “USD”, or to “US$” are to United States dollars.

This Prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities pursuant to this registration statement and the Prospectus contained herein, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. That Prospectus Supplement may include additional risk factors about us and the terms of that particular offering. Prospectus Supplements may also add to, update or change the information contained in this Prospectus. To the extent that any statement that we make in a Prospectus Supplement is inconsistent with statements made in this Prospectus, the statements made in this Prospectus will be deemed modified or superseded by those made in such Prospectus Supplement. In addition, as described in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about our business. Before you decide whether to invest in any of these securities, you should read this Prospectus, the Prospectus Supplement that further describes the offering of these Securities and the information we file with the SEC.

ABOUT THE COMPANY

Our Business

We are in the business of designing and manufacturing electric outboard powertrain systems and our related technology and the renting of electric boats. We believe that our electric outboard powertrain systems are significantly more efficient and powerful than those currently being offered in the market today. In particular, we have recorded powertrain efficiencies of more than 94%, well above the 54% efficiency that we recorded for our principal competitor’s product. Increases in powertrain efficiency allows for more power and range, both of which are highly desirable characteristics for consumers in the marketplace. Although our primary focus is on electric outboard powertrain technology, we will continue to design, manufacture and sell our high-performance, fully-electric boats to commercial and retail customers. According to Allied Market Research, the global electric boat market will reach US$16.60 billion in 2031 up significantly from US$5 billion in 2021, growing at a compound annual growth rate of 12.9% from 2022 to 2031.

We have developed our first fully-electric outboard powertrain system that combines an advanced battery pack, inverter, high-efficiency motor with proprietary union assembly between the transmission and the electric motor design and extensive control software. Our technologies used in this powertrain system are designed to improve the efficiency of the outboard powertrain and, as a result, increase range and performance. We believe our approach in marketing and selling our powertrain technology to boat designers and manufacturers will enable us to leverage their distribution and servicing systems with minimal capital outlay. We expect our core intellectual property contained within our outboard electric powertrain systems to form the foundation for our future growth and for such systems to represent the majority of our revenue.

We continue to manufacture hand-crafted, highly durable, low maintenance, environmentally-friendly electric recreational powerboats. In our last two fiscal years 2022 and 2021, we manufactured 58 and 49 powerboats, respectively, and we expect to manufacture approximately 60 powerboats in calendar 2023. We sell powerboats to retail customers and operators of rental fleets of powerboats through which we seek to build brand awareness. We intend to continue to build brand awareness by partnering with marina operators to offer rental fleets of electric boats. We conduct our transactions directly to customers through our website or through a network of marinas, distributors and show rooms.

In an effort to improve air quality and protect local water habitats, cities and local municipalities are beginning to ban or restrict the use of gasoline- and diesel-powered boats from local waterways, lakes and rivers. For example, Teal Lake in Michigan, USA, bans the standard use of powerboat motors fueled by gasoline or diesel. This trend is beginning to take hold in other parts of the United States, including Washington state, which has provided clear examples of the harm that gasoline products cause on local waterways, and New Hampshire, where the Department of Safety has published restrictions on the use of gasoline and diesel-powered boats across its state.

In our fiscal year 2021, we expanded our business to include rentals of electric powerboats by acquiring EB Rentals Ltd. (“EBR”), an entity that rents electric boats at the Lido Marina Village in Newport, California. In addition to generating revenues from the rental of our powerboats, EBR builds brand awareness and acts an open-water showroom for potential buyers.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years from the initial public offering of our Common Shares or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following:

■	the last day of the first fiscal year in which our annual revenues were at least US$1.235 billion;

■	August 31, 2026 (the last day of the fiscal year following the fifth anniversary of the initial public offering of our Common Shares);

■	the date on which we have issued more than US$1 billion of non-convertible debt securities over a three-year period; and

■	the last day of the fiscal year during which we meet the following conditions: (i) the worldwide market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least US$700 million, (ii) we have been subject to U.S. public company reporting requirements for at least 12 months and (iii) we have filed at least one annual report as a U.S. public company.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for public companies in the United States under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from such compensation disclosures.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

Corporate Information

We were incorporated pursuant to the Business Corporations Act (Quebec) on August 29, 2012, under the name Riopel Marine Inc. On April 23, 2020, we changed our name to Vision Marine Technologies Inc. Our principal business is to manufacture and sell or rent electric boats. We have two wholly-owned subsidiaries.

Our principal executive offices are located at 730 Boulevard du Curé-Boivin Boisbriand, Québec J7G 2A7, Canada, Telephone: 450-951-7009.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) those included in our Annual Report on Form 20-F for the fiscal year ended August 31, 2022, (ii) those contained in our other SEC reports described under “Risk Factors,” (iii) those described elsewhere in this Prospectus, and (iv) other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable Prospectus Supplement and any related free writing prospectus, and in our most recent Annual Report on Form 20-F and reports on Form 6-K as updated by our subsequent filings, which are incorporated by reference into this Prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this Prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

We have not applied and do not intend to apply to list the Preferred Shares on any securities exchange. If the Preferred Shares are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Preferred Shares or that a trading market for these securities will develop.

We have not applied and do not intend to apply to list the Warrants on any securities exchange. If the Warrants are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants or that a trading market for these securities will develop.

We have not applied and do not intend to apply to list the Units on any securities exchange. There will be no market through which Units may be sold and purchasers may not be able to resell Units purchased in any offering. If the Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market conditions, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Units or that a trading market for such Units will develop.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price thereof less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. The net proceeds to us from any offering of Securities, the proposed use of those proceeds and the specific business objectives that we wish to accomplish with such proceeds will be set out in the applicable Prospectus Supplement. There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set out in the applicable Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities.

We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. The Company had negative cash flow from operating activities of approximately $11 million and $8.25 million for the years ended August 31, 2022 and August 31, 2021, respectively. The Company cannot guarantee that positive cash flow from operating activities will be obtained. The Company may continue to have negative cash flow from operating activities until sufficient levels of sales are achieved.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since August 31, 2022, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of August 31, 2022. This table should be read in conjunction with our audited consolidated financial statements as at August 31, 2022 and for the year ended August 31, 2022, which are incorporated by reference into this Prospectus.

As of August 31, 2022
Cash and Cash Equivalents	$5,824,716
Current portion of long-term debt	72,090
Long-term Debt	155,259
Shareholders’ Equity/(deficiency)
Capital Stock	43,441,591
Contributed Surplus	10,560,886
Accumulated other comprehensive income	697,671
Deficit	(30,671,552)
Total Shareholders’ Equity	24,028,596
Total Capitalization	$24,255,945

There have been no material changes in our share capital and loans and borrowings, on a consolidated basis, since the date of our audited consolidated financial statements as at August 31, 2022 and for the year ended August 31, 2022, which are incorporated by reference in the Prospectus.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation is comprised of one class of shares, being an unlimited number of Common Shares without par value, issuable in four series, of which an unlimited number are designated as Voting Common Shares - Series Founder, an unlimited number are designated as Voting Common Shares - Series Investor 1, an unlimited number are designated as Voting Common Shares - Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares.

As of December 12, 2022, there were a total of (i) 8,442,814 Common Shares issued and outstanding, (ii) options to purchase 1,741,861 Common Shares issued and outstanding, and (iii) warrants to purchase 151,800 Common Shares issued and outstanding.

See “Description of Common Shares,” “Description of Preferred Shares,” “Description of Warrants,” and “Description of Units” for a description of the general terms that will apply to any Securities issued pursuant to this Prospectus. The Securities to be issued in connection with any Offering hereunder will be authorized by our board of directors at such time as the board of directors determines to conduct an Offering hereunder.

Articles of Association

We were incorporated, in Canada, under Part IA of the Companies Act (Quebec) (the “Companies Act” or the “QBCA”). The Company’s Articles of Incorporation as amended, which we refer to as our articles of incorporation, are on file with the Quebec Enterprise Registrar under the Quebec Enterprise Number 1168491927. Our articles of incorporation do not include a stated purpose and do not place any restrictions on the business that the Company carries on.

Remuneration of Directors

Our directors are entitled to the remuneration for acting as directors as the directors may from time to time determine. Unless otherwise provided for in a unanimous shareholder’s agreement, the board of directors fixes, from time to time, by resolution, the remuneration of the directors. In addition, the board of directors, may, by resolution, grant special compensation to a director who performs a specific or additional mandate on behalf of the Corporation. Directors also have the right to be reimbursed for travel expenses and all reasonable costs and expenses incurred in the exercise of their duties.

Number of Directors

Our Articles of Incorporation provide for a minimum of one and a maximum of ten directors. The board of directors is composed of the fixed number of directors, between these minimum and maximum numbers, determined by resolution of the board of directors, or failing that by shareholder resolution. An amendment to the Articles of Incorporation which reduces the number of directors does not end the mandate of the directors in office.

Directors

Our directors are elected each year at the annual shareholder’s meeting. The election of a director is made by plurality of votes; the candidates who collect the greatest number of votes are elected in descending order, up to the number of positions to be filled. Our Articles of Incorporation provide that the board of directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed the fixed or maximum number of directors provided for by the Articles of Incorporation.

Our directors may from time to time on behalf of our company, without shareholder approval:

•	Take out loans;

•	Issue, reissue, sell or mortgage its debt securities;

•	Give security for the performance of another person’s obligation;

•	Mortgage all or part of his property, present or future, in order to guarantee the performance of any obligation;

•	Fill vacancies in the directors or the auditor or to appoint additional directors;

•	Appoint the chairman of the Corporation and the chairman of the board of directors, the head of management, the head of operations or the head of finance, and fix their remuneration;

•	Authorize the issue of shares;

•	Approve the transfer of unpaid shares;

•	Declare dividends;

•	Acquire, in particular by purchase, redemption or exchange, shares issued by the Corporation;

•	Subdivide, redesign or convert shares;

•	Authorize the payment of a commission to a person who purchases shares or other securities in the Corporation, or who undertakes to buy or to have these shares or values purchased;

•	Approve the financial statements presented at annual meetings of shareholders;

•	Adopt the rules of procedure, modify or repeal them;

•	Authorize calls for payments;

•	Authorize the confiscation of shares;

•	Approve an amendment to the articles allowing the series division of a class of unissued shares and establish the designation, rights and restrictions;

•	Approve a simplified merger.

Rights, Preferences and Restrictions Attaching to Our Shares

Voting Rights

Our Voting Common Shares, subject to the Business Corporations Act, are entitled to vote at every shareholders’ meeting and receive a notice of meeting; each shareholder has one vote per share during the meeting.

Our Non-Voting Common Shares, subject to the Business Corporations Act, do not carry the right to vote at shareholder meetings or to receive notice of such meetings.

Dividends

Our Voting Common Shares and our Non-Voting Common Shares, subject to the Business Corporations Act, carry the right to receive a dividend.

Liquidation and Dissolution

In the event of the Company’s voluntary or involuntary liquidation or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Voting Common Shares and Non-Voting Common Shares shall be entitled to receive, share for share, the remainder of the assets of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles of incorporation, as amended of the Company, which is attached hereto as an Exhibit.

Shareholder Meetings

The Business Corporations Act provides that: (i) the corporation must hold an annual meeting of shareholders; if necessary, it can hold one or more special shareholder’s meetings; (ii) shareholders meeting may be held in Quebec, in any place chosen by the board of directors, or may be held at a location outside Quebec if the articles allow it, or if all the shareholders entitled to vote agree; (iii) an annual meeting must be held within 18 months of the incorporation of the Corporation and, thereafter, within 15 months of the previous annual meeting; (iv) the board of directors may at any time call a special meeting; (v) shareholders holding at least 10% of the shares giving the right to vote at the special meeting requested to be convened may, by means of a notice, request the board of directors to convene a special meeting for the purposes set out in their request.

Limitations on Rights of Non-Canadians

Vision Marine Technologies Inc. is incorporated pursuant to the laws of the Province of Quebec, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Common Shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Income Tax Considerations,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our company on the right of a non-resident to hold or vote Common Shares of our company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire Common Shares of our company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Innovation, Science and Economic Development, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our company for the purposes of the Investment Act through the acquisition of Common Shares if the non-Canadian acquired a majority of the Common Shares of our company.

Further, the acquisition of less than a majority but one-third or more of the Common Shares of our company would be presumed to be an acquisition of control of our company unless it could be established that, on the acquisition, our company was not controlled in fact by the acquirer through the ownership of Common Shares.

For a direct acquisition that would result in an acquisition of control of our company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations, a proposed investment would be reviewable where the value of the acquired assets is $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than $5 million.

For a proposed indirect acquisition that by an investor other than a so-called WTO investor that would result in an acquisition of control of our company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where the value of the assets of the entity carrying on the Canadian business, and of all other entities in Canada, the control of which is acquired, directly or indirectly is $50 million or more. The threshold is reduced to $5 million or more for a direct acquisition of control of the company by a non-WTO investor.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher. An investment in Common Shares of our company by a WTO investor would be reviewable only if it was an investment to acquire control of the company and the enterprise value of the assets of the company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. This amount is currently $1.075 billion (unless the WTO member is party to one of a list of certain free trade agreements, in which case the amount is currently $1.613 billion); beginning January 1, 2019, both thresholds will be adjusted annually by a GDP (Gross Domestic Product) based index.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Minister of Innovation, Science and Economic Development has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Minister of Innovation, Science and Economic Development may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections. In 2016, the government of Canada released a set of guidelines for the national security review process. The guidelines state that, in assessing a proposed investment under the national security provisions of the Investment Act, the nature of the asset or business activities and the parties, including the potential for third party influence, involved in the transaction will be considered. The guidelines also provide a list of factors that may be taken into account to determine whether a review of an investment on national security grounds will be conducted.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to Common Shares of our company are exempt from the Investment Act, including

a)	the acquisition of our Common Shares by a person in the ordinary course of that person’s business as a trader or dealer in securities,

b)	the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and

c)	the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of Common Shares, remained unchanged.

DIVIDEND POLICY

To date, we have not paid any dividends on our outstanding Common Shares. The future payment of dividends will depend upon our financial requirements to fund further growth, our financial condition and other factors which our board of directors may consider in the circumstances. We do not contemplate paying any dividends in the immediate or foreseeable futures.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per Common Share. Dilution in net tangible book value per share represents the difference between the amount per Common Share paid by purchasers in an offering and the net tangible book value per Common Share immediately after an offering. See “Risk Factors”.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON SHARES

The authorized share capital of the Company is comprised of one (1) class of shares, being an unlimited number of common shares without par value, issuable in four series, of which an unlimited number are designated as Voting Common Shares - Series Founder, an unlimited number are designated as Voting Common Shares - Series Investor 1, an unlimited number are designated as Voting Common Shares - Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares.

As of December 12, 2022, there were a total of (i) 8,442,814 Common Shares issued and outstanding, (ii) options to purchase 1,741,861 Common Shares issued and outstanding, and (iii) warrants to purchase 151,800 Common Shares issued and outstanding.

Common Shares

Voting Rights

Our Voting Common Shares, subject to the Business Corporations Act, are entitled to vote at every shareholders’ meeting and receive a notice of meeting; each shareholder has one vote per share during the meeting.

Our Non-Voting Common Shares, subject to the Business Corporations Act, do not carry the right to vote at shareholder meetings or to receive notice of such meetings.

Dividends

Our Voting Common Shares and our Non-Voting Common Shares, subject to the Business Corporations Act, carry the right to receive a dividend.

Liquidation and Dissolution

In the event of the Company’s voluntary or involuntary liquidation or dissolution, or any other distribution of the Company’s assets among its shareholders for the purposes of winding up its affairs, the holders of Voting Common Shares and Non-Voting Common Shares shall be entitled to receive, share for share, the remainder of the assets of the Company, with neither preference nor distinction.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the articles of incorporation, as amended of the Company, which is attached hereto as an Exhibit.

Nasdaq Capital Market Listing

Our Common Shares are listed on the Nasdaq Capital Market under the trading symbol “VMAR”.

Transfer Agent

The transfer agent and registrar for the Common Shares in Canada and the United States is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, Phone: (212) 828-8436.

DESCRIPTION OF THE PREFERRED SHARES

Preferred Shares

The Preferred Shares may be issued at any time, or from time to time, in one or more series. Before any Preferred Shares of a particular series are issued, our board of directors shall, by resolution, fix the number of Preferred Shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series.

The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its security holders, for the purpose of winding-up of its affairs.

The Preferred Shares shall be entitled to preference over the Common Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. The Preferred Shares may also be given such other preferences over the Common Shares and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As of the date hereof, the Company has no Preferred Shares issued and outstanding.

DESCRIPTION OF THE WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a warrant agent at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF THE UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian and United States legal matters relating to the offering of such Securities will be passed upon for us by Dentons Canada LLP as to matters relating to Canadian law and by Dentons US LLP as to matters relating to United States federal securities law. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS

The consolidated financial statements of Vision Marine as of August 31, 2022 and 2021 and for the years ended August 31, 2022 and 2021 appearing in Vision Marine’s Annual Report on Form 20-F for the year ended August 31, 2022 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Vision Marine as of August 31, 2020 and for the year ended August 31, 2020 appearing in Vision Marine’s Annual Report on Form 20-F for the year ended August 31, 2022 and incorporated herein by reference, have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is part of a registration statement we filed with the SEC. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this Prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this Prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the securities offered by this Prospectus.

We are subject to the information requirements of the Exchange Act relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. The reports and information we file in Canada are available to the public free of charge on SEDAR at www.sedar.com.

The Company makes available free of charge its annual, quarterly and current reports and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: Vision Marine Technologies Inc., 730 Boulevard du Curé-Boivin Boisbriand, Quebec J7G 2A7, Canada, Attention: Corporate Secretary; (450) 951-7009. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this Prospectus.

The Company maintains its website at https://visionmarinetechnologies.com. The Company’s website and the information contained therein or connected thereto are not incorporated into this Prospectus.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$50,000,000 of Securities under the offering.

SEC registration fees	US$	5,510
Nasdaq Listing fees		*
Printing Expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	US$	*

*	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Corporate Secretary at 730 Boulevard du Curé-Boivin Boisbriand, Québec J7G 2A7, Canada (telephone (450)-951-7009). Copies of these documents are also available through the Internet on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov and at our website at https://visionmarinetechnologies.com.

The following documents, which we filed or furnished with the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	The Company’s Annual Report on Form 20-F dated November 29, 2022 for the year ended August 31, 2022 filed with the SEC on November 30, 2022;

(b)	The description of the Company’s Common Shares in our registration statement on Form 8-A filed with the SEC on November 20, 2020, including any amendments or reports filed for the purpose of updating such description; and

(c)	The Current Reports on Form 6-K furnished to the SEC on September 22, 2022, September 30, 2022, October 18, 2022, December 2, 2022, and December 13, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or person controlling the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXCHANGE CONTROLS

There are no governmental laws, decrees, regulations or other legislation, including foreign exchange controls, in Canada which may affect the export or import of capital or that may affect the remittance of dividends, interest or other payments to non-resident holders of the Company’s securities. Any remittances of dividends to United States residents, however, are subject to a withholding tax pursuant to the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention (1980), each as amended. Remittances of interest to U.S. residents entitled to the benefits of such Convention are generally not subject to withholding taxes except in limited circumstances involving participating interest payments. Certain other types of remittances, such as royalties paid to U.S. residents, may be subject to a withholding tax depending on all of the circumstances.

CERTAIN INCOME TAX CONSIDERATIONS

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this Prospectus will be set forth in the applicable Prospectus Supplement relating to the offering of those Securities. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Canada, and all of our directors and officers, as well as the Canadian independent registered chartered accountants named in the “Experts” section of this prospectus, reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because a substantial portion of our assets, and substantially all the assets of our directors and officers and the Canadian experts named herein, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of United States federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Canada. However, subject to certain time limitations, a foreign civil judgment, including a United States court judgment based upon the civil liability provisions of United States federal securities laws, may be enforced by a Canadian court, provided that:

•	the judgment is enforceable in the jurisdiction in which it was given;

•	the judgment was obtained after due process before a court of competent jurisdiction that recognizes and enforces similar judgments of Canadian courts, and the court had authority according to the rules of private international law currently prevailing in Canada;

•	adequate service of process was effected and the defendant had a reasonable opportunity to be heard;

•	the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not contrary to the laws governing enforcement of judgments;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	the judgment is no longer appealable; and

•	an action between the same parties in the same matter is not pending in any Canadian court at the time the lawsuit is instituted in the foreign court.

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in a non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

The name and address of our agent for service of process in the United States is Corporation Service Company, 251 Little Falls Road, Wilmington, DE 19808.

Up to $11,750,000

Common Shares

Vision Marine Technologies Inc.

PROSPECTUS SUPPLEMENT

ThinkEquity

October 17, 2024